Exhibit 99.1

SG Blocks Announces Management Appointments and Organizational Changes to Support Record Backlog and New Customer Additions

Leading Innovator of Container-Based Structures Names Mahesh Shetty as President and Stevan Armstrong as Chief Technology Officer

BROOKLYN, NY – February 5, 2018 – SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, innovator and fabricator of container-based structures, today named Mahesh Shetty as the company’s new President. Shetty assumes the role from company Co-Founder Stevan Armstrong, who was appointed SG Blocks’ Chief Technology Officer.

Shetty, who will remain as SG Blocks’ CFO, has been with SG Blocks since March 2016 and is also on the Board of Directors. In his new role, he will also manage and implement company strategy, supervise other executive team members and oversee finances. Armstrong, who helped launch the company in 2007, will manage all of SG Blocks’ technological aspects and research & development.

“Mahesh and Stevan have both been critical to our success in going public,” stated Paul Galvin, Chairman and CEO. “They have proven to be exceptional leaders and SG Blocks will continue to greatly benefit from their talents and experiences as they take on new leadership roles. I am thrilled to announce Mahesh’s promotion to President of SG Blocks and Stevan’s to Chief Technology Officer and look forward to our continued success.”

“I knew Paul was a leader from the first time I met him and embraced his philosophy of revolutionizing the construction industry,” stated Shetty. “Paul is a true visionary and I look forward to taking on the operational leadership role and working closely with him to develop many more superior buildings utilizing our eco-friendly, efficient container-based building process.”

Stevan Armstrong commented: “Paul and I have been working together for the past 11 years and have impacted many industries – from retail to food & beverage to hospitality – through our innovative building designs and developments. In my new role, I will lead the way in implementing the latest technology to ensure our processes are even more effective, innovative and economical. SG Blocks is the new operating system for construction, an industry which lags in digitization and has not seen true innovation in decades.”

Before joining SG Blocks, Shetty served as CFO and in executive finance and operational leadership roles with Fortune 500 and mid-size private and public companies in the real estate, manufacturing, technology and service industries after starting his career with PwC. Shetty holds an MBA from the University of Texas at Dallas and a Bachelor of Science degree from Osmania University, India majoring in banking, economics and accounting with a French minor. He is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant and a Fellow Chartered Accountant.

Prior to joining SG Blocks, Armstrong was a minority partner, owner and Chief Construction Officer for Stratford Companies, a large Senior Housing development group, where he had complete responsibility for all engineering, design, construction and commissioning of over $250,000,000 of facilities. Previously, Armstrong served as Executive Vice President for Operations of Hospital Affiliates Development Corp. He also brings 30 years of engineering and construction experience from active and reserve duty as a Civil Engineering Corps Officer for the United States Navy, retiring as Assistant Chief of Staff for Operations in the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk, VA with 8,000 construction troops reporting to headquarters.

Armstrong holds a Master of Science in Engineering from George Washington University and a Bachelors of Architectural Engineering from Penn State University.

About SG Blocks, Inc.
SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel ™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the SG Blocks' filings with the Securities and Exchange Commission (the "SEC") Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information
Media
Kati Bergou
Rubenstein Public Relations
Vice President
212-805-3014
kbergou@rubensteinpr.com

Investor Relations
Chris Tyson
MZ North America
Managing Director
949-491-8235
chris.tyson@mzgroup.us